                                                                    EXHIBIT 10.3

                            JANUS CAPITAL GROUP INC.

                                DIRECTOR DEFERRED
                                    FEE PLAN

                                 EFFECTIVE AS OF
                                 JANUARY 1, 2005

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                                TABLE OF CONTENTS

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ARTICLE I - INTRODUCTION..............................................................     1

ARTICLE II - DEFINITIONS..............................................................     1
   2.01     ACCOUNT:..................................................................     1
   2.02     BENEFICIARY:..............................................................     1
   2.03     BOARD:....................................................................     2
   2.04     CHANGE IN OWNERSHIP:......................................................     2
   2.05     CODE:.....................................................................     2
   2.06     COMPANY:..................................................................     2
   2.07     DEFERRAL SUBACCOUNT:......................................................     2
   2.08     DISABILITY:...............................................................     3
   2.09     DISTRIBUTION DATE:........................................................     3
   2.10     DIVIDEND EQUIVALENT:......................................................     3
   2.11     ELECTION FORM:............................................................     3
   2.12     ELIGIBLE DIRECTOR:........................................................     3
   2.13     ERISA:....................................................................     4
   2.14     FAIR MARKET VALUE:........................................................     4
   2.15     FEES:.....................................................................     4
   2.16     KEY EMPLOYEE:.............................................................     4
   2.17     MONETARY FEES:............................................................     4
   2.18     MONETARY FEE SUBACCOUNT:..................................................     5
   2.19     PARTICIPANT:..............................................................     5
   2.20     PLAN:.....................................................................     5
   2.21     PLAN ADMINISTRATOR:.......................................................     5
   2.22     PLAN YEAR:................................................................     5
   2.23     SECTION 409A:.............................................................     5
   2.24     SEPARATION FROM SERVICE:..................................................     5
   2.25     SPOUSE:...................................................................     6
   2.26     START DATE:...............................................................     6
   2.27     STOCK:....................................................................     6
   2.28     STOCK FEES:...............................................................     6
   2.29     STOCK FEE SUBACCOUNT:.....................................................     6
   2.30     UNFORESEEABLE EMERGENCY:..................................................     6
   2.31     VALUATION DATE:...........................................................     7

ARTICLE III - ELIGIBILITY AND PARTICIPATION...........................................     7

   3.01     ELIGIBILITY TO PARTICIPATE................................................     7
   3.02     TERMINATION OF ELIGIBILITY TO DEFER.......................................     7
   3.03     TERMINATION OF PARTICIPATION..............................................     7

ARTICLE IV - DEFERRAL OF COMPENSATION.................................................     8

   4.01     DEFERRAL ELECTIONS........................................................     8
   4.02     TIME AND MANNER OF DEFERRAL ELECTION......................................     8
   4.03     FORM OF PAYMENT ELECTION..................................................    10
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                               TABLE OF CONTENTS

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ARTICLE V - INTERESTS OF PARTICIPANTS.................................................    10

   5.01     ACCOUNTING FOR PARTICIPANTS' INTERESTS....................................    10
   5.02     PHANTOM INVESTMENT OF THE MONETARY FEE SUBACCOUNT.........................    11
   5.03     PHANTOM INVESTMENT OF STOCK FEE SUBACCOUNT................................    12
   5.04     VESTING OF A PARTICIPANT'S ACCOUNT........................................    13

ARTICLE VI - DISTRIBUTIONS............................................................    13

   6.01     GENERAL...................................................................    13
   6.02     DISTRIBUTION OF MONETARY FEE SUBACCOUNT UPON SEPARATION FROM SERVICE......    13
   6.03     DISTRIBUTION OF STOCK FEE SUBACCOUNT UPON SEPARATION FROM SERVICE.........    14
   6.04     DISTRIBUTIONS ON ACCOUNT OF DEATH.........................................    15
   6.05     ACCELERATION OF PAYMENTS..................................................    15
   6.06     VALUATION.................................................................    16

ARTICLE VII - PLAN ADMINISTRATION.....................................................    16

   7.01     PLAN ADMINISTRATOR........................................................    16
   7.02     ACTION....................................................................    16
   7.03     POWERS OF THE PLAN ADMINISTRATOR..........................................    17
   7.04     COMPENSATION, INDEMNITY AND LIABILITY.....................................    18
   7.05     TAXES.....................................................................    18
   7.06     CONFORMANCE WITH SECTION 409A.............................................    18

ARTICLE VIII - CLAIMS PROCEDURES......................................................    19

   8.01     CLAIMS FOR BENEFITS.......................................................    19
   8.02     APPEALS OF DENIED CLAIMS..................................................    19
   8.03     SPECIAL CLAIMS PROCEDURES FOR DISABILITY DETERMINATIONS...................    19

ARTICLE IX - AMENDMENT AND TERMINATION................................................    19

   9.01     AMENDMENTS................................................................    19
   9.02     TERMINATION OF PLAN.......................................................    20

ARTICLE X - MISCELLANEOUS.............................................................    20

   10.01       LIMITATION ON PARTICIPANT'S RIGHTS.....................................    20
   10.02       UNFUNDED OBLIGATION OF COMPANY.........................................    20
   10.03       OTHER PLANS............................................................    21
   10.04       RECEIPT OR RELEASE.....................................................    21
   10.05       GOVERNING LAW..........................................................    21
   10.06       GENDER, TENSE AND EXAMPLES.............................................    21
   10.07       SUCCESSORS AND ASSIGNS; NONALIENATION OF BENEFITS......................    21
   10.08       FACILITY OF PAYMENT....................................................    22
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                                       ii

                            ARTICLE I - INTRODUCTION

      Janus Capital Group Inc. (the "Company") has established the Janus Capital Group Inc. Director Deferred Fee Plan (the "Plan") to permit eligible members of the Company's board of directors to defer their fees and certain stock awards made under its director compensation programs. The Plan was originally adopted June 12, 2000, and was subsequently restated on May 12, 2004. This document, which is a complete restatement of the Plan, is effective as of January 1, 2005, and it shall apply to amounts that are considered deferred after December 31, 2004 for purposes of Section 409A. Prior deferrals shall continue to be governed by the terms of the May 12, 2004 restatement.

      This document sets forth the terms of the Plan for applicable deferrals, specifying the group of Directors of the Company's board of directors who are eligible to make deferrals, the procedures for electing to defer compensation and the Plan's provisions for maintaining and paying out amounts that have been deferred.

      The Plan shall be unfunded and unsecured, and amounts deferred by an Eligible Director are an obligation of the Company.

                            ARTICLE II - DEFINITIONS

      When used in this Plan, the following underlined terms shall have the meanings set forth below unless a different meaning is plainly required by the context:

      2.01  Account:

            The account maintained for a Participant on the books of the Company to determine, from time to time, the Participant's interest under this Plan. The balance in such Account shall be determined by the Plan Administrator's delegate. Each Participant's Account shall consist of at least one Deferral Subaccount for each separate deferral of Monetary Fees or Stock Fees under
Section 4.02. The Plan Administrator's delegate may also establish such additional Deferral Subaccounts as it deems necessary for the proper administration of the Plan. The Plan Administrator's delegate may also combine Deferral Subaccounts to the extent it deems separate accounts are not needed for sound recordkeeping; provided, that a Monetary Fee Subaccount may not be combined with a Stock Fee Subaccount and a Stock Fee Subaccount may not be combined with a Monetary Fee Subaccount. Where appropriate, a reference to a Participant's Account shall include a reference to each applicable Deferral Subaccount that has been established thereunder.

      2.02  Beneficiary:

            The person or persons (including a trust or trusts) properly designated by a Participant, as determined by the Plan Administrator's delegate, to receive the amounts in one or more of the Participant's Deferral Subaccounts in the event of the Participant's death. To be effective, any Beneficiary designation must be in writing, signed by the Participant, and filed with the Plan Administrator's delegate prior to the Participant's death. In addition, the designation must meet such other standards as the Plan Administrator shall require from time to time. If no designation is validly in effect at the time of a Participant's death or if all designated Beneficiaries have predeceased the Participant, then the Participant's Beneficiary shall be his or her Spouse. If the Participant has no Spouse or if the Participant's Spouse has predeceased the Participant, then the Participant's Beneficiary shall be his or her children (paid on a per stirpes basis). If the Participant has no children or if the Participant's children have predeceased the Participant, then the Participant's Beneficiary shall be his or her estate. A Beneficiary designation of an individual by name (or name and relationship) remains in effect regardless of any change in the designated individual's relationship to the Participant. A Beneficiary designation solely by relationship (for example, a designation of "Spouse," that does not give the name of the Spouse) shall designate whoever is the person in that relationship to the Participant at his or her death. An individual who is otherwise a Beneficiary with respect to a Participant's Account ceases to be a Beneficiary when all payments have been made from the Account.

      2.03  Board:

            The Board of Directors of the Company.

      2.04  Change in Ownership:

            To the extent provided in Section 409A(a)(2)(A)(v), a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company.

      2.05  Code:

            The Internal Revenue Code of 1986, as amended from time to time.

      2.06  Company:

            Janus Capital Group Inc., a corporation organized and existing under the laws of the State of Delaware, or its successor or successors.

      2.07  Deferral Subaccount:

            A subaccount of a Participant's Account maintained to reflect his or her interest in the Plan attributable to each deferral (or separately tracked portion of a deferral) of Monetary Fees and Stock Fees, respectively, and earnings or losses credited to such subaccount in accordance with Article V. Each Deferral Subaccount shall be classified as either a Monetary Fee Subaccount or a Stock Fee Subaccount.

      2.08  Disability:

            A Participant shall be considered to suffer from a Disability, if, in the judgment of the Plan Administrator's delegate, the Participant -

            (a) Is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

            (b) Is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company.

      2.09  Distribution Date:

            Distribution Date shall have the same meaning as Valuation Date; provided, however, if the Valuation Date is more frequent than once per month, the Distribution Date shall mean the first day of each month.

      2.10  Dividend Equivalent:

            A Dividend Equivalent shall be provided to reflect the cash, Stock or other property dividends paid on actual shares of Stock. The amount and character of the Dividend Equivalent shall be determined by the Plan Administrator's delegate, to the extent possible, based on the dividends the Participant's Stock Fee Subaccount would receive if it held actual shares equal in number to the phantom units existing in the Participant's Stock Fee Subaccount on the record date of the actual dividend.

      2.11  Election Form:

            The form prescribed by the Plan Administrator's delegate on which a Participant specifies the amount of his or her Monetary Fees and Stock Fees to be deferred pursuant to the provisions of Article IV. An Election Form need not exist in a paper format, and it is expressly contemplated that the Plan Administrator's delegate may adopt such technologies, including voice response systems, emails, electronic forms and internet or intranet sites, as it deems appropriate from time to time.

      2.12  Eligible Director:

            The term, Eligible Director, shall have the meaning given to it in
Section 3.01(b).

      2.13  ERISA:

            Public Law 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

      2.14  Fair Market Value:

            The closing price on the applicable date (or if such date is not a trading date, the immediately preceding date that is a trading date) for Stock as reported on the composite tape for securities listed on the New York Stock Exchange, Inc., rounded to four decimal places.

      2.15  Fees:

            The Monetary Fees and the Stock Fees, collectively.

      2.16  Key Employee:

            Any Eligible Director or former Eligible Director who at any time during the applicable Plan Year is -

            (a) An officer of the Company having annual compensation greater than $130,000 (as adjusted under Code section 416(i)(1));

            (b) A 5-percent owner of the Company; or

            (c) A 1-percent owner of the Company having annual compensation of more than $150,000.

            For purposes of (a) above, no more than 50 employees (or, if lesser, the greater of 3 or 10 percent of the employees) shall be treated as officers. For purposes of this Section, annual compensation means compensation as defined in Code section 415(c)(3). The Plan Administrator's delegate shall determine who is a Key Employee in accordance with Code section 416(i) and the applicable regulations and other guidance of general applicability issued thereunder or in connection therewith (including the provisions of Section 416(i)(3) that treat self employed individuals as employees for purposes of this definition); provided, that Code section 416(i)(5) shall not apply in making such determination, and provided further that the applicable Plan Year shall be determined in accordance with Section 409A and that any modification of the foregoing definition that applies under Section 409A shall be taken into account.

      2.17  Monetary Fees:

            Direct monetary remuneration to the extent paid in U.S. dollars to the Eligible Director by the Company. Monetary Fees shall be limited to the amount due an Eligible Director for the discharge of his or her duties as a member of the Board, and shall be reduced for any amounts that the Plan Administrator recognizes as reducing the amount of Monetary Fees available for deferral. Monetary Fees shall not include the amount of any reimbursement by the Company for expenses incurred by the Eligible Director in the discharge of his or her duties as a member of the Board.

      2.18  Monetary Fee Subaccount:

            The one or more Deferral Subaccounts that track the Participant's deferrals of Monetary Fees and the earnings and losses applicable thereto.

      2.19  Participant:

            Any Eligible Director who is qualified to participate in this Plan in accordance with Section 3.01 and who has an Account. An active Participant is one who is currently deferring under Section 4.01.

      2.20  Plan:

            The Janus Capital Group Inc. Director Deferred Fee Plan, as set forth herein and as it may be amended and restated from time to time.

      2.21  Plan Administrator:

            The Board or a committee appointed by the Board to administer the Plan ("Plan Committee"). The Plan Committee shall consist of two or more directors of the Company, all of whom qualify as "non-employee directors" within the meaning of Rule 16b-3. The number of members of the Plan Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate to permit transactions in securities (including derivative securities) of the Company pursuant to the Plan to satisfy such conditions of Rule 16b-3 as then in effect.

      2.22  Plan Year:

            The 12-consecutive month period beginning on January 1 and ending on December 31.

      2.23  Section 409A:

            Section 409A of the Code and the applicable regulations and other guidance of general applicability that is issued thereunder.

      2.24  Separation from Service:

            A Participant's separation from service with the Company and all other Company subsidiaries and affiliates, which meets the requirements of
Section 409A(a)(2)(A)(i).

      2.25  Spouse:

            An individual shall be considered a Participant's Spouse for purposes of this Plan if - (i) the individual is of the opposite gender to the Participant, (ii) the individual and the Participant are considered to be legally married (including a common law marriage, if the common law marriage was formed in one of the states that permit the formation of a common law marriage), and (iii) the marriage of the individual and the Participant is recognized on the relevant day as valid in the state where the Participant resides.

      2.26  Start Date:

            The effective date that this Plan was amended and restated, which is January 1, 2005.

      2.27  Stock:

            The Company's common stock, $0.01 par value.

      2.28  Stock Fees:

            Restricted Stock awarded to an Eligible Director pursuant to the 1998 Long Term Incentive Stock Plan or any successor plan that is recognized by the Plan Administrator as eligible for deferral for purposes of this Plan.

      2.29  Stock Fee Subaccount:

            The one or more Deferral Subaccounts that track the Participant's deferrals of Stock Fees and the earnings and losses applicable thereto.

      2.30  Unforeseeable Emergency:

            A severe financial hardship to the Participant resulting from -

            (a) An illness or accident of the Participant, the Participant's Spouse or a dependent (as defined in Code section 152(a)) of the Participant;

            (b) Loss of the Participant's property due to casualty; or

            (c) Any other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

            The Plan Administrator's delegate shall determine the occurrence of an Unforeseeable Emergency in accordance with Section 409A(a)(2)(B)(ii).

      2.31  Valuation Date:

            Each date as specified by the Plan Administrator from time to time as of which Participant Accounts are valued in accordance with Plan procedures that are currently in effect. As of the Start Date, the Valuation Dates are March 31, June 30, September 30 and December 31. In accordance with procedures that may be adopted by the Plan Administrator, any current Valuation Date may be changed. Values are determined as of the close of a Valuation Date or, if such date is not a business day, as of the close of the immediately preceding business day.

                  ARTICLE III - ELIGIBILITY AND PARTICIPATION

      3.01  Eligibility to Participate.

            (a) Only Eligible Directors, as defined below, shall be eligible to make an initial deferral of compensation under this Plan. During the period an individual satisfies all of the eligibility requirements of this Section, he or she shall be referred to as an Eligible Director.

            (b) An Eligible Director shall mean any individual who is currently a member of the Board and who is not currently an employee of the Company or one of its affiliates.

            (c) Each Eligible Director becomes an active Participant on the date an amount is first withheld from his or her compensation pursuant to an Election Form submitted by the Eligible Director to the delegate of the Plan Administrator in accordance with Section 4.01.

      3.02  Termination of Eligibility to Defer.

            A Participant's eligibility to participate actively by making deferrals under Section 4.01 shall terminate upon the date he or she ceases to be an Eligible Director. After termination of an individual's eligibility to make deferrals under the Plan and until termination of participation in accordance with Section 3.03, the individual shall be an inactive Participant in this Plan.

      3.03  Termination of Participation.

            An individual, who is a Participant (whether active or inactive) under the Plan, ceases to be a Participant on the date his or her Account is fully paid out.

                     ARTICLE IV - DEFERRAL OF COMPENSATION

      4.01  Deferral Elections.

            (a) Each Eligible Director may make an election to defer under the Plan any whole percentage of his or her Monetary Fees (up to 100%) in the manner described in Section 4.02. Any percentage of Monetary Fees deferred by an Eligible Director for a Plan Year shall be deducted in each payment period during the Plan Year for which he or she has Monetary Fees and is an Eligible Director. In addition, each Eligible Director may make an election to defer under the Plan any whole number of shares included in his or her Stock Fees (up to the entire award). Any portion of Stock Fees elected for deferral by an Eligible Director for a Plan Year shall reduce the shares of Stock Fees otherwise payable to the Eligible Director and shall be deemed deferred at the time these Stock Fees would otherwise be issued to the Director, provided he or she remains an Eligible Director at such time.

            (b) Notwithstanding subsection (a) above, the Plan Administrator in its discretion may implement rules and procedures from time to time that allow Eligible Directors - (1) to elect to defer Monetary Fees and/or Stock Fees using other measures, such as deferring Monetary Fees in whole dollar amounts and Stock Fees in percentages, or (2) to specify a dollar maximum that would limit their deferral elections of Monetary Fees and/or Stock Fees.

            (c) To be effective, an Eligible Director's Election Form must set forth - (i) the portion of Monetary Fees and/or Stock Fees to be deferred in accordance with subsection (a) above (or based on an alternative measure in accordance with subsection (b)), (ii) in the case of deferrals of Monetary Fees, the initial phantom investment option or options under
      Section 5.02 to which the will be credited initially, (iii) the Eligible Director's Beneficiary designation (in accordance with Section 4.02(e)), and (iv) any other information that may be required by the Plan Administrator from time to time. In addition, the Election Form may, but is not required to, include a form of payment election as provided by
      Section 4.03 below. All Election Forms must also meet the requirements of
      Section 4.02 below.

      4.02  Time and Manner of Deferral Election.

            (a) Deferrals of Monetary Fees. Subject to the next two sentences, an Eligible Director must make a deferral election for a Plan Year with respect to Monetary Fees at least one month prior to the beginning of the Plan Year in which the Monetary Fees would otherwise be paid. An individual who newly becomes an Eligible Director will have 30 days from the date the individual becomes an Eligible Director to make an election with respect to compensation earned for payment periods that begin after the election is received (if this 30-day period ends later than the deadline under the preceding sentence). For purposes of the deferral of Monetary Fees relating to services to be performed in the 2005 Plan Year, the deferral election must be made by January 14, 2005.

            (b) Deferrals of Stock Fees. Stock Fees shall be subject to the deferral rules set forth in this subsection.

                  (1) Regular Deferral Rules. Subject to paragraph (2) below and the remaining provisions of this paragraph, an Eligible Director must make a deferral election for a Plan Year with respect to Stock Fees at least one month prior to the beginning of the Plan Year in which the Stock Fees are granted. For purposes of the deferral of Stock Fees that are granted in the 2005 Plan Year, the deferral election must be made by January 14, 2005. To the extent it results in a later deferral deadline than applicable under the preceding two sentences, an individual who newly becomes an Eligible Director during a Plan Year may make a deferral election with respect to his or her Stock Fees that relate to services to be performed after the date of the election, determined in accordance with Section 409A, so long as the deferral election is made within 30 days of the date the individual becomes an Eligible Director.

                  (2) Alternate Deferral Rules. If generally applicable guidance is issued under Section 409A that allows the Plan to extend the time for making deferral elections of Stock Fees until a later date than would apply under paragraph (1) (e.g., until the end of the Plan Year before the Plan Year in which the Stock Fees become vested), then to the extent it would result in a later deferral election deadline than applies under paragraph (1) above - (i) the rules of this paragraph shall automatically apply beginning as of the day such guidance is issued and continuing while such guidance is in effect, and (ii) participants shall have until 30 days before the latest date by which an election may be made under the guidance to make an election under this paragraph.

            (d) General Provisions. A separate deferral election must be made by an Eligible Director for each category of compensation that is eligible for deferral. If an Eligible Director fails to file a properly completed and executed Election Form with the Plan Administrator's delegate by the prescribed time, he or she will be deemed to have elected not to defer any Monetary Fees or Stock Fees, as the case may be, for the applicable Plan Year. An election is irrevocable once received and determined by the delegate of the Plan Administrator to be properly completed. Increases or decreases in the amount or percentage a Participant elects to defer shall not be permitted once an election has become irrevocable. Notwithstanding the preceding provisions of this Section, to the extent necessary because of circumstances beyond the control of the Eligible Director and in the interests of orderly Plan administration (or to avoid undue hardship to an Eligible Director), the Plan Administrator may grant an extension of any election period or may permit the complete revocation of an election, but such extension or revocation shall not permit an election or revocation to be made after the latest time permissible for initial elections under
      Section 409A.

            (e) Beneficiaries. To be considered complete, the first Election Form filed by a Participant shall designate the Beneficiary to receive payment, in the event of his or her death, of the amounts credited to his or her applicable Deferral Subaccounts. Any Beneficiary designation made on a subsequent Election Form or through a separate Beneficiary designation shall apply on an aggregate basis to all of a Participant's Deferral Subaccounts. However, a Participant's Beneficiary designation shall only be effective if it is signed by the Participant and filed with the Plan Administrator's delegate prior to the Participant's death, and if it meets such other standards as the Plan Administrator's delegate shall require from time to time. A Beneficiary is paid in accordance with the terms of a Participant's Election Form, as interpreted by the Plan Administrator's delegate in accordance with the terms of this Plan.

      4.03  Form of Payment Election.

            An Eligible Director making a deferral election of Monetary Fees may (but is not required to) specify a form of payment on his or her Election Form by designating either a lump sum payment or installment payments for 5, 10, 15 or 20 years. Such form of payment election shall be applicable to the amounts deferred in the related Monetary Fee deferral election. If an Eligible Director elects installment payments, the Eligible Director shall also specify whether installments should be paid quarterly, semi-annually or annually. In addition, all installment payments shall end with an Eligible Director's 80th birthday. Therefore, if an Eligible Director elects installments for a period extending beyond the Eligible Director's 80th birthday, such election shall be treated as an election for installments over a period of whole and partial years that ends on the Eligible Director's 80th Birthday. If an Eligible Director fails to make a form of payment election for Monetary Fees under this Section 4.03, his or her form of payment shall be as provided in Section 6.02.

                     ARTICLE V - INTERESTS OF PARTICIPANTS

      5.01  Accounting for Participants' Interests.

            Each Participant shall have at least one separate Deferral Subaccount for each separate deferral of Monetary Fees and Stock Fees made by the Participant under this Plan. However, the Plan Administrator's delegate may also combine Deferral Subaccounts to the extent it deems separate accounts are not needed for sound recordkeeping. A Participant's deferral of Monetary Fees shall be credited to his or her Account as soon as practicable following the date when the compensation would have been paid or considered paid to the Participant in the absence of its deferral. A Participant's deferral of Stock Fees shall be credited to his or her Account as soon as practicable following the date when the related stock would be issued (if the deferral occurs prior to issuance) or when the related stock is no longer issued as a result of the deferral (if the deferral occurs after issuance in accordance with Section 4.02(b)(2)). A Participant's Account is a bookkeeping device to track the value of his or her deferrals (and the Company's liability therefor). No assets shall be reserved or segregated in connection with any Account, and no Account shall be insured or otherwise secured.

      5.02  Phantom Investment of the Monetary Fee Subaccount.

            (a) Phantom Investment Options. The phantom investment options that are available under this Plan for a Participant's Monetary Fee Subaccount shall be the following Janus retail mutual funds: (i) Janus Money Market Fund, (ii) Janus Flexible Income Fund, (iii) Janus Balance Fund, (iv) Janus Global Opportunities Fund, (v) Janus Mid Cap Value Fund, (vi) Janus Fund, (vii) Janus Overseas Fund, and (viii) Janus Small Cap Value Fund (elections into the Janus Small Cap Value Fund are only available for existing Participants in such fund). An amount deferred or transferred into one of these options is converted to phantom units of equivalent value by dividing such amount by the value of a unit in such fund on the date as of which the amount is treated as invested in this option by the Plan Administrator. Thereafter, a Participant's interest in each such phantom option is valued as of a Valuation Date by multiplying the number of phantom units credited to his or her Account on such date by the value of a unit in the applicable fund on such date. The Plan Administrator may discontinue any phantom investment option with respect to some or all Monetary Fee Subaccount, and it may provide rules for transferring a Participant's phantom investment from the discontinued option to a specified replacement option (unless the Participant selects another replacement option in accordance with such requirements as the Plan Administrator may apply). The addition of any new phantom investment option by the Plan Administrator shall comply with Section 409A.

            (b) Phantom Investment Options Directions. In connection with an Eligible Director's first deferral Election Form submitted under the Plan, the Eligible Director shall specify in one (1) percent increments how his or her Monetary Fee deferrals are to be invested in one or more of the phantom investment options offered under this section. Thereafter, the Eligible Director - (i) may specify a different investment direction that shall apply to his or her future Monetary Fee deferrals, and (ii) may reallocate the investment of his or her existing Monetary Fee Subaccount by specifying, in one (1) percent increments, how such amounts are to be invested among the phantom investment options then offered under the Plan. The Plan Administrator may provide that such initial allocations or reallocations are to be made in a different increment specified by the Plan Administrator. A new investment direction for future Monetary Fee deferrals and a reallocation of a Participant's existing Monetary Fee Subaccount shall be made using the investment procedures that are provided by the Plan Administrator's delegate for this purpose. This procedure may include the use of written or electronic forms, as well as the use of a voice-response system, as determined by the Plan Administrator's delegate.

            (c) Phantom Investment Options Reallocations. Any investment reallocation of a Participant's existing Monetary Fee Subaccount that is permitted by subsection (b) shall be effective as of the next Valuation Date that occurs at least 30 days after the date the investment reallocation is received by the Plan Administrator's delegate. If more than one reallocation is received on a timely basis, the reallocation that the Plan Administrator's delegate determines to be the most recent shall be followed.

            (d) Direction and Reallocation Default Rules. If the Plan Administrator's delegate possesses at any time investment directions as to the phantom investment of less than all of a Participant's Monetary Fee Subaccount, the Participant shall be deemed to have directed that the undesignated portion of the Monetary Fee Subaccount be invested in a money market phantom investment option offered under the Plan (or if no money market investment option is offered, the investment option that most nearly resembles a money market investment option).

            (e) Earnings or Losses. As of each Valuation Date, a Participant's Monetary Fee Subaccount shall be credited with earnings and gains (and shall be debited for expenses and losses) determined as if the amounts credited to his or her Monetary Fee Subaccount had actually been invested as directed by the Participant in accordance with this Article. The Plan provides only for "phantom investments," and therefore such earnings, gains, expenses and losses are hypothetical and not actual. However, they shall be applied to measure the value of a Participant's Monetary Fee Subaccount and the amount of the Company's liability to make deferred payments to or on behalf of the Participant.

      5.03  Phantom Investment of Stock Fee Subaccount.

            (a) Phantom Investment in Stock. Deferrals held in a Stock Fee Subaccount shall be invested in phantom Company stock. Stock Fees deferred into this phantom option are converted using a one-to-one ratio to an equivalent number of phantom units of Stock. Thereafter, the value of the phantom units shall be determined from time to time under subsection (c) below.

            (b) Dividend Equivalents. A Participant's Stock Fee Subaccount shall also be credited with Dividend Equivalents as provided in this subsection. Dividend Equivalents paid in Stock shall be converted using a one-to-one ratio to an equivalent number of phantom units of Stock (with any fractional share being converted to a fractional unit), and thereafter shall be credited to the Participant's Stock Fee Subaccount. Dividend Equivalents paid in cash or other property shall be converted into phantom units of Stock (or a fraction of a unit) by dividing the amount of the cash or the value of the other property by the Fair Market Value of a share of Stock on the date as of which the phantom units are to be credited to the Participant's Stock Fee Subaccount. Thereafter, the value of the phantom units credited under this subsection shall be determined from time to time under subsection (c) below.

            (c) Valuation of Phantom Stock. A Participant's interest in phantom Company stock shall be valued as of a Valuation Date by multiplying the number of phantom units credited to his or her Stock Fee Subaccount on such date by the Fair Market Value of a share of Stock on such date. If shares of Stock change by reason of any stock split, stock dividend, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other any other corporate change treated as subject to this provision by the Plan Administrator, such equitable adjustment shall be made in the number and kind of phantom units credited to the Stock Fee Subaccount as the Plan

      Administrator may determine to be necessary or appropriate. In no event will shares of Stock actually be purchased or held under this Plan, and no Participant shall have any rights as a shareholder of Stock on account of an interest in this phantom investment option.

      5.04  Vesting of a Participant's Account.

            A Participant's interest in the value of his or her Account shall at all times be 100 percent vested, which means that it will not forfeit as a result of his or her Separation from Service. However, a Participant's right to be paid by the Company remains subject to the claims of the general creditors of the Company.

                           ARTICLE VI - DISTRIBUTIONS

      6.01  General.

            A Participant's Account shall be distributed as provided in this Article. In no event shall any portion of a Participant's Account be distributed earlier than is allowed under Section 409A.

      6.02  Distribution of Monetary Fee Subaccount Upon Separation from
            Service.

            A Participant's Monetary Fee Subaccount shall be distributed upon the occurrence of a Participant's Separation from Service based on the terms and conditions of this section.

            (a) Distribution of Monetary Fee Subaccount. Subject to subsection
      (c), upon a Participant's Separation from Service, the value of the Participant's Monetary Fee Subaccount shall be distributed (in accordance with subsection (b)) as soon as practicable after the occurrence of the first Distribution Date that follows his or her Separation from Service.

            (b) Form of Distribution. Subject to subsection (c), if the Participant has made a form of payment election (i.e., lump sum or installments) pursuant to Section 4.03, then distribution of the Participant's Monetary Fee Subaccount shall be made pursuant to such form of payment election. If the Participant has not made a form of payment election or if the Participant's election is not valid, then the Participant's Monetary Fee Subaccount shall be distributed as follows:

                  (1) If the total balance of the Participant's Monetary Fee
            Subaccount, as of the first Distribution Date next following the Separation from Service, equals $25,000 or less, the Participant's Monetary Fee Subaccount shall be distributed to the Participant as a single lump sum as soon as practicable after the first Distribution Date that follows the Participant's Separation from Service; or

                  (2) If the total balance of the Participant's Monetary Fee
            Subaccount, as of the first Distribution Date next following the Separation from Service, is greater than $25,000, the participant's Monetary Fee Subaccount shall be distributed in annual installments over a period of 5 years with the first installment being paid as soon as practicable after the first Distribution Date that follows the Participant's Separation from Service.

            All payments shall be made in cash, unless the Plan Administrator makes an advance determination, in its discretion, to settle deferrals in units of the mutual funds in which the Participant was invested on a phantom basis at the time such distribution is processed (but this provision shall not apply to the extent that such discretion is impermissible under Section 409A).

            (c) Special Rule for Key Employees. If the Participant is a Key Employee as of a date that causes the Participant to be subject to Section 409A(a)(2)(B)(i), then no distribution may be made before the date which is 6 months after the date of the Participant's Separation from Service (or, if earlier, the date of death of the Participant). In addition, except to the extent that generally applicable Treasury Department guidance under Section 409A makes it possible to determine definitively a Participant's status as a key employees at separation from service, or unless otherwise directed by the Plan Administrator, the delegate of the Plan Administrator shall apply the preceding sentence by assuming that all Participants who are employed as officers of the Company as of the relevant date are Key Employees.

      6.03  Distribution of Stock Fee Subaccount Upon Separation from Service.

            A Participant's Stock Fee Subaccount shall be distributed upon the occurrence of a Participant's Separation from Service based on the terms and conditions of this section.

            (a) Distribution of Stock Fee Subaccount. Subject to subsection (c) below, upon a Participant's Separation from Service, the value of the Participant's Stock Fee Subaccount shall be distributed (in accordance with subsection (b)) as soon as practicable after the occurrence of the first Distribution Date that follows his or her Separation from Service.

            (b) Form of Distribution. Subject to subsections (c) below, the participant's Stock Fee Subaccount shall be distributed to the Participant in one lump sum in the form of shares of Stock. Such distribution shall be accomplished by converting the number of the Participant's phantom units credited to his or her Stock Fee Subaccount into an equivalent number of shares of Stock using a one-to-one ratio. Notwithstanding the preceding, any fractional stock unit credited to the Participant's Stock Fee Subaccount shall be distributed as cash.

            (c) Special Rule for Key Employees. If the Participant is a Key Employee as of a date that causes the Participant to be subject to Section 409A(a)(2)(B)(i), then no distribution may be made before the date which is 6 months after the date of the Participant's

      Separation from Service (or, if earlier, the date of death of the Participant). In addition, except to the extent that generally applicable Treasury Department guidance under Section 409A makes it possible to determine definitively a Participant's status as a key employees at separation from service, or unless otherwise directed by the Plan Administrator, the delegate of the Plan Administrator shall apply the preceding sentence by assuming that all Participants who are employed as officers of the Company as of the relevant date are Key Employees.

      6.04  Distributions on Account of Death.

            Subject to the next sentence, upon a Participant's death, his or her Beneficiary shall be paid each Deferral Subaccount still standing to the Participant's credit under the Plan as soon as practicable after the first Distribution Date to occur after the Plan Administrator's delegate receives notification of the Participant's death. Any claim to be paid any amounts standing to the credit of a Participant in connection with the Participant's death must be received by the Plan Administrator at least 14 days before any such amount is paid out by the Plan Administrator. Any claim received thereafter is untimely, and it shall be unenforceable against the Plan, the Company, the Plan Administrator, the Plan Administrator's delegate or any other party acting for one or more of them.

      6.05  Acceleration of Payments.

      Pursuant to the rules and provisions of this section, payment of one or more specific deferrals may be made earlier than specified in Sections 6.02 and 6.03.

            (a) Disability Payments. If a Participant believes he or she is suffering from a Disability, the Participant may file a written request with the delegate of the Plan Administrator for accelerated payment of the entire amount credited to his or her Account. After a Participant has filed a written request pursuant to this subsection, along with all supporting material, the Plan Administrator's delegate shall determine within 45 days (or such other number of days as allowed by applicable law if special circumstances warrant additional time) whether the Participant meets the criteria for a Disability. In addition, to the extent required under Section 409A, if the Participant applies for disability benefits from the Company, the Company shall advise the Plan Administrator's delegate and the Plan Administrator's delegate shall proceed to determine if the Participant meets the criteria for a Disability under this Plan, even if the Participant has yet not applied for accelerated payment from this Plan. The Participant shall submit to whatever medical examinations are necessary for the Plan Administrator's delegate to make its determination. If the Plan Administrator's delegate determines that the Participant has satisfied the criteria for a Disability, the Participant's Account shall be distributed in a lump sum as soon as practicable after the first Distribution Date following such determination.

            (b) Unforeseeable Emergency. If a Participant believes an Unforeseeable Emergency has occurred, the Participant or Beneficiary may file a written request with the Plan Administrator for accelerated payment of all or a portion of the amount credited to his or her Account. After a Participant has filed a written request pursuant to this subsection, along with all supporting material, the Plan Administrator's delegate shall determine within 60 days (or such other number of days that is necessary if special circumstances warrant additional time) whether the Participant meets the criteria for an Unforeseeable Emergency. If the Plan Administrator's delegate determines that an Unforeseeable Emergency has occurred, the Participant or Beneficiary shall receive a distribution from his or her Account as soon as administratively practicable. However, such distribution shall not exceed the dollar amount necessary to satisfy the Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which the Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

      6.06  Valuation.

            In determining the amount of any individual distribution pursuant to this Article, the Participant's Deferral Subaccount shall continue to be credited with earnings and gains (and debited for expenses and losses) as specified in Article V until the Valuation Date preceding the distribution. In determining the value of a Participant's remaining Monetary Fee Subaccount following an installment distribution, such installment distribution shall reduce the value of the Participant's Monetary Fee Subaccount as of the close of the Valuation Date preceding the payment date for such installment. The amount to be distributed in connection with any installment payment shall be determined by dividing the value of a Participant's Monetary Fee Subaccount as of such preceding Valuation Date (determined without application of the preceding sentence of this section) by the remaining number of installments to be paid with respect to the Monetary Fee Subaccount.

                       ARTICLE VII - PLAN ADMINISTRATION

      7.01  Plan Administrator.

            The Plan Administrator is responsible for the administration of the Plan. The Plan Administrator has the authority to name one or more delegates to carry out certain responsibilities hereunder. Any such delegation shall state the scope of responsibilities being delegated.

      7.02  Action.

            Action by the Plan Administrator may be taken in accordance with procedures that the Plan Administrator adopts from time to time or that the Company's Law Department determines are legally permissible.

      7.03  Powers of the Plan Administrator.

            The Plan Administrator shall administer and manage the Plan and shall have (and shall be permitted to delegate) all powers necessary to accomplish that purpose, including (but not limited to) the following:

            (a) To exercise its discretionary authority to construe, interpret, and administer this Plan;

            (b) To exercise its discretionary authority to make all decisions regarding eligibility, participation and deferrals, to make allocations and determinations required by this Plan, and to maintain records regarding Participants' Accounts;

            (c) To compute and certify to the Company the amount and kinds of payments to Participants or their Beneficiaries, and to determine the time and manner in which such payments are to be paid;

            (d) To authorize all disbursements by the Company pursuant to this Plan;

            (e) To maintain (or cause to be maintained) all the necessary records for administration of this Plan;

            (f) To make and publish such rules for the regulation of this Plan as are not inconsistent with the terms hereof;

            (g) To authorize its delegates to delegate to other individuals or entities from time to time the performance of any of its delegates' duties or responsibilities hereunder;

            (h) To establish or to change the phantom investment options or arrangements under Article V;

            (i) To hire agents, accountants, actuaries, consultants and legal counsel to assist in operating and administering the Plan; and

            (j) Notwithstanding any other provision of this Plan, the Plan Administrator may take any action it deems appropriate in furtherance of any policy of the Company respecting insider trading as may be in effect from time to time. Such actions may include, but are not limited to, altering the effective date of allocations or distributions of Accounts or Deferral Subaccounts.

            The Plan Administrator has the exclusive and discretionary authority to construe and to interpret the Plan, to decide all questions of eligibility for benefits, to determine the amount and manner of payment of such benefits and to make any determinations that are contemplated by (or permissible under) the terms of this Plan, and its decisions on such matters will be final and conclusive on all parties. Any such decision or determination shall be made in the absolute and unrestricted discretion of the Plan Administrator, even if (1) such discretion is not expressly granted by the Plan provisions in question, or (2) a determination is not expressly called for by the Plan provisions in question, and even though other Plan provisions expressly grant discretion or call for a determination. As a result, benefits under this Plan will be paid only if the Plan Administrator decides in its discretion that the applicant is entitled to them. In the event of a review by a court, arbitrator or any other tribunal, any exercise of the Plan Administrator's discretionary authority shall not be disturbed unless it is clearly shown to be arbitrary and capricious.

      7.04  Compensation, Indemnity and Liability.

            The Plan Administrator will serve without bond and without compensation for services hereunder. All expenses of the Plan and the Plan Administrator will be paid by the Company. To the extent deemed appropriate by the Plan Administrator, any such expense may be charged against specific Participant Accounts, thereby reducing the obligation of the Company. No member of the Plan Committee, and no individual acting as the delegate of the Plan Committee, shall be liable for any act or omission of any other member or individual, nor for any act or omission on his or her own part, excepting his or her own willful misconduct. The Company will indemnify and hold harmless each member of the Plan Committee and any employee of the Company (or an affiliate, if recognized as an affiliate for this purpose by the Plan Administrator) acting as the delegate of the Plan Committee against any and all expenses and liabilities, including reasonable legal fees and expenses, arising out of his or her membership on the Plan Committee (or his or her serving as the delegate of the Committee), excepting only expenses and liabilities arising out of his or her own willful misconduct.

      7.05  Taxes.

            If the whole or any part of any Participant's Account becomes liable for the payment of any estate, inheritance, income, employment, or other tax which the Company may be required to pay or withhold, the Company will have the full power and authority to withhold and pay such tax out of any moneys or other property in its hand for the account of the Participant. To the extent practicable, the Company will provide the Participant notice of such withholding. Prior to making any payment, the Company may require such releases or other documents from any lawful taxing authority as it shall deem necessary.

      7.06  Conformance with Section 409A.

            At all times during each Plan Year, this Plan shall be operated in accordance with the requirements of Section 409A. Any action that may be taken (and, to the extent possible, any action actually taken) by the Plan Administrator or the Company shall not be taken (or shall be void and without effect), if such action violates the requirements of Section 409A. Any provision in this Plan document that is determined to violate the requirements of Section 409A shall be void and without effect. In addition, any provision that is required to appear in this Plan document that is not expressly set forth shall be deemed to be set forth herein, and the Plan shall be administered in all respects as if such provision were expressly set forth.

                        ARTICLE VIII - CLAIMS PROCEDURES

      8.01  Claims for Benefits.

            If a Participant, Beneficiary or other person (hereafter, "Claimant") does not receive timely payment of any benefits which he or she believes are due and payable under the Plan, he or she may make a claim for benefits to the Plan Administrator. The claim for benefits must be in writing and addressed to the Plan Administrator. If the claim for benefits is denied, the Plan Administrator will notify the Claimant within 90 days after the Plan Administrator initially received the benefit claim. However, if special circumstances require an extension of time for processing the claim, the Plan Administrator will furnish notice of the extension to the Claimant prior to the termination of the initial 90-day period and such extension may not exceed one additional, consecutive 90-day period. Any notice of a denial of benefits should advise the Claimant of the basis for the denial, any additional material or information necessary for the Claimant to perfect his or her claim, and the steps which the Claimant must take to appeal his or her claim for benefits.

      8.02  Appeals of Denied Claims.

            Each Claimant whose claim for benefits has been denied may file a written appeal for a review of his or her claim by the Plan Administrator. The request for review must be filed by the Claimant within 60 days after he or she received the notice denying his or her claim. The decision of the Plan Administrator will be communicated to the Claimant within 60 days after receipt of a request for appeal. The notice shall set forth the basis for the Plan Administrator's decision. If there are special circumstances which require an extension of time for completing the review, the Plan Administrator's decision may be rendered not later than 120 days after receipt of a request for appeal.

      8.03  Special Claims Procedures for Disability Determinations.

            If the claim or appeal of the Claimant relates to Disability benefits, such claim or appeal shall be processed pursuant to the applicable provisions of Department of Labor Regulation section 2560.503-1 relating to Disability benefits, including sections 2560.503-1(d), 2560.503-1(f)(3), 2560.503-1(h)(4) and 2560.503-1(i)(3).

                     ARTICLE IX - AMENDMENT AND TERMINATION

      9.01  Amendments.

            The applicable committee of the Board has the right in its sole discretion to amend this Plan in whole or in part at any time and in any manner, including the manner of making deferral elections, the terms on which distributions are made, and the form and timing of distributions. However, except for mere clarifying amendments necessary to avoid an inappropriate windfall, no Plan amendment shall reduce the amount credited to the Account of any Participant as of the date such amendment is adopted. Any amendment shall be in writing and adopted by the committee. All Participants and Beneficiaries shall be bound by such amendment. Any amendments made to the Plan shall be subject to any restrictions on amendment that are applicable to ensure continued compliance under Section 409A. Notwithstanding the preceding sentence (but only if the presence of this provision in the Plan does not cause the Plan to fail to meet Section 409A prior to when this provision is used in operation), to the extent that the committee expressly decides to amend this Plan without regard to the Plan's continuing compliance with Section 409A, such amendment shall be given effect without regard to the adverse consequences that may occur under
Section 409A.

      9.02  Termination of Plan.

            The Company expects to continue this Plan, but does not obligate itself to do so. The Company, acting by the committee specified in Section 9.01 or through its Board, reserves the right to discontinue and terminate the Plan at any time, in whole or in part, for any reason (including a change, or an impending change, in the tax laws of the United States or any State). Termination of the Plan will be binding on all Participants (and a partial termination shall be binding upon all affected Participants) and their Beneficiaries, but in no event may such termination reduce the amounts credited at that time to any Participant's Account. If this Plan is terminated (in whole or in part), the termination resolution shall provide for how amounts theretofore credited to affected Participants' Accounts will be distributed. This section is subject to the same restrictions related to compliance with
Section 409A that apply to Section 9.01. In accordance with these restrictions, the Company intends to have the maximum discretionary authority to terminate the Plan and make distributions in connection with a Change in Control, and the maximum flexibility with respect to how and to what extent to carry this out following a Change in Control, as is permissible under Section 409A.

                           ARTICLE X - MISCELLANEOUS

      10.01 Limitation on Participant's Rights.

            Participation in this Plan does not give any Participant the right to be retained in the service of the Company (or any right or interest in this Plan or any assets of the Company other than as herein provided). The Company reserves the right to terminate the service of any Participant without any liability for any claim against the Company under this Plan, except for a claim for payment of deferrals as provided herein.

      10.02 Unfunded Obligation of Company.

            The benefits provided by this Plan are unfunded. All amounts payable under this Plan to Participants are paid from the general assets of the Company. Nothing contained in this Plan requires the Company to set aside or hold in trust any amounts or assets for the purpose of paying benefits to Participants. Neither a Participant, Beneficiary, nor any other person shall have any property interest, legal or equitable, in any specific Company asset. This Plan creates only a contractual obligation on the part of the Company, and the Participant has the status of a general unsecured creditor of this Company with respect to amounts of compensation deferred hereunder. Such a Participant shall not have any preference or priority over, the rights of any other unsecured general creditor of the Company. No other entity guarantees or shares such obligation, and no other entity shall have any liability to the Participant or his or her Beneficiary.

      10.03 Other Plans.

            This Plan shall not affect the right of any Eligible Director or Participant to participate in and receive benefits under and in accordance with the provisions of any other benefit plans which are now or hereafter maintained by the Company, unless the terms of such other benefit plan or plans specifically provide otherwise or it would cause such other plan to violate a requirement for tax favored treatment (or it would cause this Plan or such other plan to fail to comply with Section 409A).

      10.04 Receipt or Release.

            Any payment to a Participant in accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims against the Plan Administrator and the Company, and the Plan Administrator may require such Participant, as a condition precedent to such payment, to execute a receipt and release to such effect.

      10.05 Governing Law.

            This Plan shall be construed, administered, and governed in all respects in accordance with applicable federal law and, to the extent not preempted by federal law, in accordance with the laws of the State of Delaware (other than its laws relating to choice of law). If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

      10.06 Gender, Tense and Examples.

            In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine, or neuter gender shall be deemed to include the other. Whenever an example is provided or the text uses the term "including" followed by a specific item or items, or there is a passage having a similar effect, such passage of the Plan shall be construed as if the phrase "without limitation" followed such example or term (or otherwise applied to such passage in a manner that avoids limitation on its breadth of application).

      10.07 Successors and Assigns; Nonalienation of Benefits.

            This Plan inures to the benefit of and is binding upon the parties hereto and their successors, heirs and assigns; provided, however, that the amounts credited to the Account of a Participant are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to any benefits payable hereunder, including, any assignment or alienation in connection with a separation, divorce, child support or similar arrangement, will be null and void and not binding on the Plan or the Company. Notwithstanding the foregoing, the Plan Administrator reserves the right to make payments in accordance with a divorce decree, judgment or other court order as and when cash payments are made in accordance with the terms of this Plan from the Deferral Subaccount of a Participant. Any such payment shall be charged against and reduce the Participant's Account.

      10.08 Facility of Payment.

            Whenever, in the Plan Administrator's opinion, a Participant or Beneficiary entitled to receive any payment hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his or her financial affairs, the Plan Administrator may direct the Company to make payments to such person or to the legal representative of such person for his or her benefit, or to apply the payment for the benefit of such person in such manner as the Plan Administrator considers advisable. Any payment in accordance with the provisions of this section shall be a complete discharge of any liability for the making of such payment to the Participant or Beneficiary under the Plan.